Exhibit 10.44

MEMORANDUM OF
OFFICE BUILDING LEASE
234 West Lake Street
Bloomingdale, Illinois 60108

Landlord:	L.F.A.J.J. Partners, LLC

Tenant:	Royal American Bank

Premises:	Approximately 5,000 square feet above grade and 4,000 square feet basement at 234 West Lake Street, Bloomingdale, Illinois 60108

Term:	August 1, 2006 to September 14, 2011, with two (2) five (5) year options

Base Rent:	$18.00 per rentable square foot, per annum with three (3%) annual escalations as provided.

Tenant Broker:	None

LEASE AGREEMENT
     This Lease Agreement is entered into as of August 17th, 2005 by and between L.F.A.J.J. Partners, LLC, an Illinois Limited Liability Company (“Landlord”) and Royal American Bank, an Illinois Banking Corporation (“Tenant”).
     A. The Landlord is in the process of constructing on the site located at 234 West Lake Street, Bloomingdale, Illinois, 60108 a single story building with basement Landlord estimates that the building will be approximately 12,000 square feet. Landlord and Tenant desire to have the Tenant lease space in the building;
     B. The Landlord will construct the Shell and Core of the Building, as defined herein, and the Tenant shall construct their interior space with reasonable approval by the Landlord; and,
     C. The Landlord agrees to compensate Tenant the sum of $50,000, pursuant to the terms herein, as a Tenant improvement allowance, to assist with a portion of the costs Tenant will incur in building out the Premises as a retail banking operation as set forth herein.
     1. Premises
     In consideration of the base and additional Rent, and the provisions of this Lease Agreement, Landlord hereby leases to Tenant, and Tenant hereby agrees to lease that certain space consisting of 9,000 total rentable square feet including 5,000 square feet above grade and 4,000 square feet below grade basement space as identified on the preliminary floor plan prepared by Lucchese Associates Architects, Ltd. attached hereto as Exhibit A (the “Premises”), commonly known as 234 West Lake Street, Bloomingdale, Illinois 60108 (the “Building”), said Building to be constructed by Landlord pursuant to the terms of the Lease Agreement, Tenant shall have exclusive use of Tenant’s below-grade basement space identified. Tenant’s proportionate share percentage of the total rentable space in the Building (“Pro-rata Share”) shall be calculated by dividing the rentable area of the Premises that is above grade (5,000 square feet) by the total above grade rentable area of the Building (approximately 12,000 square feet).
     2. Term
     (a). Initial Term. The initial term of this Lease shall commence on August 1, 2006, (the “Commencement Date”), and end on September 14, 2011, (the “Expiration Date”), unless sooner terminated as otherwise provided in this Lease. The term of this Lease may be extended pursuant to Section 2(b)).
     (b) Renewal Options. Tenant shall have two (2) separate renewal rights, each exercisable by sending written notice thereof to Landlord at least six (6) months prior to the expiration of the original five year term of this Lease or any renewal term and provided that Tenant shall not be in material default under this Lease, to extend this Lease for an additional term of five years each (for a total renewal period not exceeding an aggregate of ten (10) years), upon all of the terms, covenants and conditions contained in this Lease, including continuation of the three (3%)

percent annual base rent escalations from the last applicable lease year. Upon exercise by Tenant of a renewal option, the term of the Lease shall be extended for a five (5) year period, and the number of renewal options then remaining available to Tenant shall be reduced accordingly.
     3. Base Rent
     Tenant shall pay to L.F.A.J.J. Partners, LLC at 734 North Wells Street, Chicago, Illinois 60610, a minimum rent during the term (base rent) in the amounts set forth in the following schedule:

LEASE TERM	ANNUAL BASE RENT	MONTHLY INSTALLMENT
8/1/2006 - 9/14/2007	$90,000.00	$7,500.00
9/15/2007 -9/14/2008	$92,700.00	$7,725.00
9/15/2008 -9/14/2009	$95,481.00	$7,956.75
9/15/2009 -9/14/2010	$98,345.43	$8,195.45
9/15/2010 -9/14/2011	$101,295.79	$8,441.31
First year of Renewal Option with annual increases of three (3%) percent per annum thereafter	$104,334.66	$8,694.55
Each installment being payable in advance promptly on the 1st day of each month, without any abatement, set off, or deduction or further demand whatsoever, except that Tenant, at the time of execution of this lease, shall pay the installment due for the first full month of the term and for any initial fractional month of the term. The covenant to pay rent shall be independent of every other covenant in this lease. If the term commences other than on the first day of a month or ends other than on the last day of the month, the base rent for that month shall be prorated. This base rent is payable in addition to any additional rent that Tenant may be required to pay under other provisions of this lease. Tenant shall pay a late charge of five (5%) percent of any rental payment made more than ten (10) days after the due date to compensate Landlord for administrative and collection costs that Tenant agrees Landlord will incur by failure of Tenant to pay its rent in a timely manner.
     4. Taxes
     It is understood that the base rent does not include the Tenant’s Pro-Rata Share of real estate taxes on the Building.
     Tenant agrees to promptly pay, as additional rent, Tenant’s Pro-Rata Share of real estate taxes or special assessments assessed or incurred that shall be due for the Building. Said taxes or assessments shall constitute an actionable debt against Tenant who shall be liable for this debt as additional rent. Tenant further agrees to indemnify and hold Landlord harmless from any special assessment, real estate, or leasehold tax lawfully imposed with respect to the Premises or this Lease by reason of the use or activities conducted on the Premises by Tenant
     “Taxes” shall also include all installments of real estate taxes and special assessments that are required to be paid during any year of the lease term.
     Tenant specifically agrees and understands that in order to assure the proper presentation of any argument for a reduction in the assessed valuation of the Tenant’s Premises, all contact, correspondence, and any other communication with the assessing officials of DuPage County shall be made exclusively by the Landlord and the Landlord’s designated counsel or agents. The determination of whether the Landlord shall proceed with action seeking the reduction in the assessed valuation of the Tenant’s Premises is required shall be at the sole discretion of the Landlord and its designated legal counsel Tenant agrees further to cooperate with Landlord and Landlord’s designated real estate tax counsel in all efforts to obtain a reduction in the assessed valuation of the Building.
     5. Expenses and Utilities
     It is understood that the base rent does not include the Tenant’s Pro-Rata Share of Expenses on the Building and the parking lot. Tenant shall pay, as additional rent, its Pro-Rata Share of these Expenses. “Expenses” as used herein shall mean and include those expenses paid or incurred by Landlord for maintaining and operating the Building parking lot and surrounding landscaping, snow and ice removal or any other expense or charge required in connection with those functions. Tenant shall not be responsible for capital improvement with respect to the Building including, but not limited to, roof repair, tuckpointing, gutter replacement, and parking lot resurfacing.
     Tenant shall pay, as additional rent direct to the applicable utility company if metered separately or directly to Landlord if needed, all charges incurred for utility services furnished to the Premises including, without limitation, gas, electricity (including all electricity for exterior signage), water, sanitary sewer, storm sewer, and telephone. It is understood that Tenant shall be solely responsible for the installation, maintenance, insurance and replacement of all exterior illuminated signage, telephone, security, plumbing, heating, ventilation and cooling equipment utilized by the Tenant.
     6. Tenant Insurance
     (a) The Tenant shall pay, as additional rent, its Pro Rata Share in the Fire and Special Form Extended Coverage Insurance, and Plate Glass Insurance covering the Total Premises, and the Commercial General Liability Insurance covering the Landlord, and Loss of Rents Insurance on the Total Premises, and any other insurance required by Landlord’s mortgage lender. Such additional insurance shall be paid as additional rent hereunder in one lump sum within thirty (30) days after Landlord’s demand therefor. If this Lease shall be in effect for less than a full insurance premium year, the Tenant shall pay a pro-rata share of the increased insurance based upon the number of months or parts thereof that this Lease is in effect. All required insurance shall be procured by the Landlord under master policies covering the Total Premises.

     (b) The Tenant will not do anything in or about the Leased Premises that will contravene or affect any policy of insurance against loss by fire or other hazards, including, but not limited to, public liability and commercial general liability now existing or which the Landlord may hereafter place thereon, or that will prevent Landlord from procuring such policies in companies acceptable to Landlord. Tenant will do everything reasonably possible, and consistent with, the conduct of Tenant’s business, as above limited, to obtain the greatest possible reduction in the insurance rates on the Leased Premises, or for the Total Premises.
     (c) The Tenant further agrees to pay, as part of and in addition to the next due monthly rental any increase in the premium of any insurance on the Leased Premises (or, if the Leased Premises are a part of a building, then any increase in the premium of any insurance on said Total Premises) caused by the occupancy of the Tenant, the nature of the business carried on by the Tenant, in the Leased Premises, or otherwise resulting from any act or omission of the Tenant, its agents, servants, employees or customers.
     (d) The Tenant shall, at the Tenant’s sole cost and expense, keep and maintain such insurance coverage as it may from time-to-time choose against loss or damage to its fixtures, equipment, inventory, and other personal property in and about the Leased Premises, including, without limitation, damage from leakage or malfunction of the roof, sprinkler systems, pipes and ducts, malfunction of any heating ventilating or air conditioning equipment, and against incidental or consequential damages relating to any business interruption.
     (e) The Tenant shall maintain public liability and commercial general liability insurance for the death or injury to persons or damage to the property of third parties with limits of not less than TWO MILLION ($2,000,000) DOLLARS per person, per occurrence, and in the aggregate, AND A FIVE MILLION ($5,000,000) DOLLARS COMMERCIAL UMBRELLA LIABILITY INSURANCE POLICY. The Tenant’s insurance as set forth herein shall be primary and non contributory. Tenant’s insurance carrier must be A.M. Bests rated A- or better and be acceptable to the Landlord. Tenant shall instruct Tenant’s insurance carrier to add Landlord and its agents as an additional insured(s) to the Tenant’s commercial general liability policy on a primary, non-contributory basis and to deliver executed certificates of insurance and policy endorsements to Landlord. Tenant shall also add a waiver of subrogation in favor of the Landlord to the Tenant’s workers compensation policy. Landlord’s failure to strictly enforce any provision contained herein in any specific instance does not constitute a waiver of Landlord’s rights or remedies, all of which are expressly reserved.
     (f) Except for gross negligence and intentional acts or omissions, the Landlord and the Tenant and all parties claiming under them hereby mutually release and discharge each other from all claims and liabilities arising under or caused by any hazard or risk, or casualty on, about or with respect to the Leased Premises or the Total Premises, regardless of the cause of such damage or loss.
     (g) All policies concerning property damage or casualty insurance maintained by the Landlord shall contain a waiver of subrogation against the Tenant. All policies of insurance maintained by the Tenant with respect to the Premises, the contents thereof, or public liability with respect thereto, shall list the Landlord as a named or additional insured and contain a waiver of subrogation of any right against the Landlord. All such policies, to the extent reasonably obtainable, shall contain a provision that the same may not be cancelled without giving Landlord at least thirty (30) days prior written notice. In addition, such policies or certificates evidencing that such policies are in effect, shall be delivered to Landlord at the commencement of the term hereof and renewals shall be delivered at least thirty (30) days prior to the expiration or cancellation of any such policy.
     7. Outside and Common Area
     The Tenant further covenants and agrees not to put any items on the sidewalk or parking lot in the front, rear, or sides of said Building or block said sidewalk, and not to do anything that directly or indirectly impair any of the rights of ingress or egress or of light from any other tenant of the Landlord or do anything which will, in any way, change the uniform and general design of any property of the Landlord of which the Leased Premises constitute a part or unit.
     8. Security Deposit
     Tenant agrees to deposit with Landlord, upon execution of this Lease, the sum of $15,000.00 dollars as security (“Security”) for the full and faithful performance by Tenant of this Lease if Tenant defaults under this Lease including, but not limited to, payment of Tenant’s Base Rent, Pro-Rata Share Expense or tax. Landlord may use, apply or retain the whole or any part of the Security for the payment of such Base Rent, Pro-Rata Share Expense or tax in default or for any other sum which Landlord may expend or be required to expend by reason of the default of Tenant. If any of the Security shall be so used, applied or retained by Landlord, Tenant shall pay Landlord, within thirty (30) days, such additional sum as may be necessary to restore the Security to the stated amount. If Tenant shall fully and faithfully comply with this Lease, the Security, or any balance thereof, shall be returned to Tenant after the later date of the following: (a) the expiration of the Lease; (b) the removal of Tenant from the Premises; and, (c) the surrender of the Premises by Tenant to Landlord in accordance with this Lease. Tenant shall not be entitled to any interest on the Security.
     9. Condition of the Premises on Tenant’s Taking Possession
     The Premises shall be leased in an “as is” condition pursuant to Exhibit “A”. Tenant’s taking possession of any portion of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession and that all work to be done on the Premises pursuant to the terms of this lease, if any, has been completed in accordance with the terms of this lease and to Tenant’s satisfaction, subject to a “punchlist” of items requiring completion or repair prepared by the parties prior to the Tenant taking possession of the Premises. No promise of Landlord to alter, remodel, remove, improve, redecorate, or clean the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by Landlord to Tenant, unless the same is expressly stated herein or made a part hereof.

     10. Delivery of Possession; Improvements To be Made by Landlord Prior to the Beginning of the Term
     a. Construction of the Building Shell and Core. As of the date of this Lease, the Building in which the Premises are to be located is not completed. Landlord agrees at its sole cost and expense to complete the Shell and Core (as defined below) of the Building substantially in accordance with those preliminary floor plan and specifications (“Building Plans”) prepared by Lucchese Associates Architects, Ltd., 512 West Van Buren, Elmhurst, Illinois, as described in Exhibit A attached hereto, subject to Landlord’s right to modify, change, amplify, or amend the Building Plans without the consent or approval of Tenant except as provided below in section 10(d).
     b. Completion of the Shell and Core. The term “Shell and Core” means that portion of the construction of the Building specifically described in the Building Plans. The term “complete,” as it relates to the Shell and Core, means that (i) the structure (steel and concrete erection) of the Building will be completed and will incorporate any modifications to Building Plans agreed to by Landlord to accommodate Tenant; (ii) the Building will be enclosed with permanent finish exterior materials and waterproofed; (iii) all utility and service lines (including fire sprinkler mains and risers) and equipment related to them will be brought to the floor on which the Premises are located and extended to a point at which the demising walls of the Premises will be located and that the lines will be in good operating condition; (iv) the rough-in utilities required for Tenant to install its bathroom(s), heating, ventilating, electrical, and air conditioning system will be provided for Tenant’s use. Tenant shall be solely responsible for all costs and expenses incurred in completing the build out of the Premises.
     Landlord shall be deemed to have “substantially completed” the work for purposes of this Lease if Landlord has caused all of the work to be completed substantially, except for so-called “punchlist items”, e.g., minor details of construction or mechanical adjustments that do not substantially interfere with Tenant’s ability to complete any improvements to the Premises to be made by Tenant for occupancy or which affect Tenant’s ability to occupy the premises. If there is any dispute as to whether Landlord has substantially completed the work, the good-faith decision of an architect selected by mutual agreement of Tenant and Landlord shall be final and binding on the parties. Should the Tenant and Landlord fail to agree upon the selection of an architect, the matter shall be arbitrated by an arbitrator selected pursuant to the rules of the American Arbitration Association.
     Any one or more of the following shall be conclusive evidence binding on the Tenant that the Building Shell and Core are complete: (1) the Tenant taking possession of the Premises to begin Tenant’s buildout; or (2) the issuance of an occupancy certificate for the Building from the Village of Bloomingdale.
     c. No Landlord Liability. Landlord shall not be subject to any liability, except as set forth in paragraph 11(a) below, if Landlord shall be unable to give Tenant possession of the Premises on the Commencement Date because the Building Shell and Core have not been sufficiently completed to make the Premises ready for occupancy because the work set forth in Exhibit A has not been completed for any reason. Under such circumstances (and provided that Tenant has in no way caused or contributed to such circumstances), the rent payable shall not commence until possession of the Premises is given to Tenant or the Premises are available for Tenant to begin its buildout. However, the failure to give possession on the Commencement Date shall in no way (i) affect the validity of this lease or the obligations of Tenant under this lease or (ii) be construed to extend the term of this lease.
     d. Building Plans. The Tenant has reviewed and approved the Building Plans attached hereto as Exhibit A. Tenant shall have the limited right to approve and consent to any modifications to the Building Plans that seek to modify or alter the property elevations, Tenant entrance, the layout of the Premises, the number and layout of the Building’s washroom facilities, and Tenant parking. Such right to approve and consent shall not be unreasonably withheld or delayed by the Tenant.
     11. Tenant Improvements and Buildout
     a. Tenant shall begin buildout of its Premises on or before August 1, 2006. If Landlord if unable to complete the Core and Shell in time for Tenant buildout prior to August 1, 2006, Landlord agrees to compensate Tenant in the amount of $10,000.00 per month for expenses related to their existing tenancy, or portion thereof, on the first day of each month, until possession of the Premises are accepted by the Tenant for Tenant’s buildout.
     b. Tenant shall not make any alterations, replacement, improvement, removal or additions (collectively an “alteration”) to the Premises without Landlord’s advance written consent, which will not be unreasonably withheld, in each and every instance having been first obtained. Landlord’s refusal to give consent shall be conclusive. If Landlord consents to any alteration, before commencement of the work or delivery of any materials onto the Premises or into the Building, Tenant shall furnish to Landlord for approval plans and specifications and permits necessary for those alterations. Landlord may impose further conditions to any alteration as appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with that work. Additionally, any and all contractors or sub-contractors must be approved by the Landlord. Approval of Tenant’s contractors or subcontractors by the Landlord shall not be unreasonably withheld.
     c. All alterations shall be performed at Tenant’s sole risk, responsibility, and cost. All work and materials shall be of first-class quality and shall be performed in a manner and at such times as to cause no delay in work being performed by Landlord in the Premises or elsewhere in the Building. The work and materials shall comply in all respects with the requirements of all rules, regulations, and codes of all governmental bodies and departments having jurisdiction over the Premises and with the terms and conditions of all insurance coverage applicable to the Premises and the Building.
     d. Tenant shall permit Landlord to supervise construction operations in connection with alterations or additions, at Landlord’s request, provided that Landlord shall have no duty to so supervise. All alterations to the Premises, shall without compensation to Tenant become Landlord’s property and shall, unless Landlord requests their removal, be relinquished to Landlord in good condition, ordinary wear excepted, at the termination of this lease by lapse of time or otherwise.

     e. Tenant agrees to indemnify, defend, and hold Landlord harmless of, from, and against any and all liabilities, costs, and expenses of every kind and description (including, but not limited to, attorneys’ fees and expenses) that may arise out of any alteration. Tenant shall furnish Landlord with certificates of insurance from all contractors performing labor or furnishing materials in connection with any additions or alterations, insuring Landlord against any and all liabilities that may arise out of or be connected in any way with those additions or alterations. Additionally, Landlord shall be an additional insured on any insurance obtained for Tenant build-out or work on the Premises. Tenant shall not permit any mechanic’s lien to be filed against the Premises, or any part thereof, arising out of any alteration performed by or on behalf of Tenant. Tenant shall not permit any mechanic’s lien to be filed against the Premises, or any part thereof, arising out of any alteration performed on behalf of Tenant, except for such mechanic’s lien contested by Tenant in good faith and for which Tenant has provided Landlord reasonable security, including but not limited to a bond or title indemnity in such amount and form, and issued by a bond or title-insuring company, as may be satisfactory to Landlord, in its reasonable discretion.
     f. Tenant shall pay the entire cost of the alteration. Tenant shall promptly pay to Landlord or to the pre-approved contractors, as the case may be, when due, the cost of all work and also the cost of any restoration of the Premises made necessary by such work. Tenant shall furnish Landlord with contractors and subcontractors affidavits and full and final waivers of lien and receipted bills, covering all labor and materials expended and used, all in form and substance satisfactory to Landlord.
     g. At completion of Tenant’s buildout, Tenant’s occupancy of the Premises and Tenant providing Landlord with contractors and subcontractors affidavits and full and final waivers of lien and receipted bills, covering all labor and materials expended and used, all in form and substance satisfactory to Landlord in its reasonable discretion, Landlord shall provide Tenant the lump sum of $50,000 as full and final compensation and abatement as a result of Tenant completing the buildout of the Premises.
     h. Tenant shall be solely responsible for the installation, maintenance, repair and replacement of all mechanical systems utilized by Tenant in the Premises including all security systems, heating, ventilation, air-conditioning, telephone and other related systems solely utilized by Tenant.
     i. Tenant shall be granted exclusive use of all signage on the Property utilizing the Tenant’s desired logo and specifications, all subject to approval by the Village of Bloomingdale. Landlord shall cooperate with the Tenant to obtain illuminated signage at the Lake Street entrance to the Building.
     12. Occupancy Prior to Beginning of the Lease Term
     If Tenant occupies the Premises prior to the beginning of the lease term (which Tenant may do only with Landlord’s prior written consent), all the provisions of this lease shall be in full force and effect as of the date of that occupancy. Rent for any period prior to the beginning of the lease term shall be fixed by agreement between Landlord and Tenant or, in the absence of any agreement, at the rent set forth in this lease for the beginning of the lease term. Early possession shall not be deemed to accelerate the stated termination date of this lease.
     13. Security of Premises
     Tenant agrees to be solely responsible for all security of the Premises, exterior doors, and ATM machines and agrees to hold Landlord and its members, employees and agents harmless for any damage, theft or liability incurred by Tenant as a result of any incident of a breach or failed security of the Tenant Premises, exterior doors or ATM machines.
     14. Rights Reserved to Landlord
     Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim: (a) to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Building and for such purposes to enter upon the Premises, temporarily close doors, corridors and other areas in the Building and interrupt or temporarily suspend services or use of common areas for no longer than two hours on any regular business day, and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant’s request; (b) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (c) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (d) to show or inspect the Premises at reasonable times and, if vacated or abandoned, to prepare the Premises for reoccupancy; (e) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant’s use of the Premises; and (f) to take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building. Landlord acknowledges that Bank privacy regulations require the Tenant to restrict access to areas containing confidential information. Landlord agrees that access to such areas will be permitted only under the supervision of Tenant’s employees or agents.
     15. Repairs: Return of Premises
     Tenant, at its expense, shall maintain and keep the Premises in good order and repair at all times during the Term ordinary wear and tear excepted. In addition, Tenant shall reimburse Landlord for the cost of any repairs to the Building necessitated by the acts or omissions of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, to the extent Landlord is not reimbursed for such costs under its insurance policies. Subject to the preceding sentence, Landlord shall perform any maintenance or make any repairs to the Building as Landlord shall desire or deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by the Village of Bloomingdale or by or decree of any court or by any other proper authority.

     Tenant shall quit and surrender the Premises at the end of the term in good condition reasonable wear and tear excepted, with all keys thereto, and shall not make any alterations to the Premises without the written consent of Landlord; and all alteration which may be made by either party hereto upon the Premises, except movable furniture and fixtures put in at the expense of the Tenant including, but not limited to, ATM machines, teller windows, counters, and kiosks, shall be the property of Landlord, and shall remain upon and be surrendered with the Premises as a part thereof at the termination of the Lease.
     All fixtures, installations, and personal property belonging to Tenant not removed from the Premises upon termination of this lease and not removed as provided in this lease shall be conclusively presumed to have been abandoned by Tenant and title to those items shall pass to Landlord under this lease as by a bill of sale.
     16. Use of Premises by Tenant
     1. Tenant shall occupy and use the Premises continuously during the term of this lease for the following specified purpose and no other: Operation of a bank branch and related financial services.
     2. Tenant agrees to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may hereafter from time to time make for the Building. Landlord shall not be responsible for the non-observance by any other tenant of any of said rules and regulations. These Rules and Regulations include the following:
     a. Tenant, its employees and agents shall not exhibit, sell or offer for sale on the Premises or in the Building any article or thing except those articles and things essentially connected with the stated use of the Premises by Tenant, without the advance consent of Landlord.
     b. Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this lease or which directly or indirectly is forbidden by public law, ordinance or governmental regulation or which may be dangerous to life, limb or property, or which may invalidate or increase the premium cost of any policy or insurance carried on the Building or covering its operation, or which will suffer or permit the Premises or any part thereof to be used in any manner or anything to be brought into or kept therein which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, or which will impair or interfere with or tend to impair or interfere with any of the services performed by Landlord for the Building.
     c. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, and shall not use the name of the Building for any purposes other than that of the business address of the Tenant,

     d. No additional locks or similar devices shall be attached to any door or window without Landlord’s prior written consent. Landlord shall provide the initial door keying and keys. If more than two keys for one door are desired, Landlord shall provide the same upon payment by Tenant. All keys, identification badges, and parking permits issued to Tenant must be returned to the Landlord at the expiration or termination of this lease.
     e. Tenant shall not overload any floor. Landlord may direct the time and manner of delivery, routing and removal, and the location, of safes and other heavy articles. Tenant shall pay for a structural engineering study to determine if and where heavy loads may be placed.
     f. The sidewalks, halls, passages, exits, entrances and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from its Premises. The halls, passages, exits, entrances, stairways and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business, unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of any tenants shall go upon the roof of the Building.
     g. Tenant shall see that the doors, and windows, if operable, of the Premises are closed and securely locked before leaving the Building and shall observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity shall likewise be carefully shut off so as to prevent waste or damage, Tenant shall be responsible for any injuries or losses sustained by other tenants or occupants of the Building or Landlord as a result of its failure to comply with these requirements.
     h. Tenant shall give to Landlord a list of any contractors or other persons prior to such contractors entering the Building for the purpose of performing work in the Tenant’s Premises on weekends and between the hours of 6:00 p.m. and 8:00 a.m. weekdays. Tenant agrees to provide supervision of such contractors while they are in the Building or to make arrangements with Landlord to provide such supervision and pay Landlord charges for such supervision.
     i. Tenant shall not, without Landlord’s prior written consent, place or allow anything to be against or near the glass or partitions or doors of the Premises that may diminish the light in, or be unsightly from, halls or corridors of the Building. Additionally, Tenant shall keep convectors fully accessible to maintenance, free from obstruction of any kind, and in such a manner to allow for immediate access for all required maintenance and service.
     3. Landlord shall not be liable in any way for any damage caused by the nonobservance by any other tenant of the Building of any similar covenant contained in paragraph 2 of this section or of any rules and regulations made by Landlord.

     17. Untenantability; Landlord’s Insurance
     1. a. In the event (i) the Premises are rendered wholly untenantable by fire or other casualty and Landlord decides not to restore or repair the same or (ii) the Building is so damaged by fire or other casualty that Landlord decides to demolish, rebuild, or rehabilitate the same Landlord shall provide notice of time estimated for repairs within forty-five (45) days after said Premises or Building are deemed by Landlord to be untenantable. If substantial completion of the repairs are to take longer than 225 days after notice of untenantability for the Building or longer than 180 days after notice of untenantability for the Premises, then either party can terminate this Lease with forty-five (45) days written notice. In all instances, rent shall be apportioned on a per diem basis and paid to the date of such casualty.
          b. In the event the Premises are rendered wholly untenantable by fire or other casualty and Landlord decides to rebuild and restore the same, this lease shall not terminate and Landlord shall repair and restore the Premises at Landlord’s expense and with due diligence, subject, however, to (I) reasonable delays for insurance adjustments and (ii) delays caused by forces beyond Landlord’s control. Rent shall abate on a per diem basis during the period of reconstruction and repair.
     2. In the event the Premises are partially damaged by fire or other casualty but are not rendered wholly untenantable, Landlord shall, except during the last year of the term of this lease, proceed with all due diligence to repair and restore the Premises, subject, however, to (a) reasonable delays for insurance adjustments and (b) delays caused by forces beyond Landlord’s control. Rent shall abate in proportion to the nonusability of the Premises during the period while repairs are in progress. If the Premises are made partially untenantable as stated above during the last year of the term, Landlord may terminate this lease as of the date of the fire or other casualty by giving written notice to Tenant within ninety (90) days after the date of fire or other casualty, in which event rent shall be apportioned on a per diem basis and paid to the date of fire or other casualty.
     3. Notwithstanding any provision of this lease to the contrary, in the event the Premises or the Building are damaged by fire or other casualty resulting from Tenant’s act or neglect, Landlord shall have no obligation to rebuild or restore the Building or the Premises or any part thereof and Tenant shall not be released from any of its obligations under this lease.
     18. Condemnation
     1. If the Building or any portion of the Building that includes a substantial part of the Premises or that is necessary to the economical operation of the Building shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the term of this lease and the term and estate hereby granted shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose and current rent shall be apportioned as of the date of termination. Tenant shall have no right to any apportionment of or share in any condemnation award or judgment for damages made for the taking of any part of the Premises, Building, or surrounding real estate, including access rights, to the site located at 234 West Lake Street, Bloomingdale, Illinois.

     2. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building or the land under it that does not include a substantial part of the Premises or that does not prevent the economical operation of the Building, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such partial taking or change of grade makes it necessary or desirable to remodel the Building, Landlord shall have the right to cancel this lease upon written notice given not less than 120 days prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation, and Tenant shall have no right to share in any condemnation award, whether preliminary or final, or in any judgment for damages caused by the partial condemnation taking, temporary easement or the change of grade.
     19. Rights and Remedies
     1. All rights and remedies of Landlord enumerated in this lease shall be cumulative, and none shall exclude any other right allowed by law.
     2. If any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws or Tenant makes an assignment for the benefit of its creditors, or a trustee or receiver is appointed for Tenant, and, in the case of an involuntary petition or proceeding, the petition or proceeding is not dismissed within 30 days from the date it is filed, Landlord may elect to terminate this lease.
     3. If Tenant defaults in the payment of rent and that default continues for 30 or more days after the same is due and payable, or if Tenant defaults in the prompt and full performance of any other provision of this lease and Tenant does not cure the default within 30 days after written demand by Landlord that the default be cured (unless the default involves a hazardous condition, which shall be cured forthwith upon Landlord’s demand) Landlord may elect to immediately terminate this lease.
     4. Upon termination of this lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of this lease, Tenant shall surrender possession and vacate the Premises immediately and deliver possession to the Landlord. Tenant by this lease grants to Landlord the right to enter and repossess the Premises and to expel Tenant and all occupants and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord’s rights to rent or any other right given to Landlord hereunder or by operation of law.
     5. a. If Landlord elects to terminate the lease, Tenant shall pay forthwith to Landlord, on demand, not as a penalty but as consideration for the loss of Landlord’s bargain, and as for liquidated and final damages, an accelerated lump sum amount equal to the amount by which Landlord’s estimate of the aggregate amount of Rent owing from the date of such termination through the Expiration Date plus Landlord’s estimate of the aggregate expenses of reletting the Premises., both discounted to present value of the rate of five percent per annum.

          b. Upon termination of the lease, Landlord may relet the Premises or any part of the Premises for the account of Tenant to any party, other than Tenant for that rent, for such time and upon such terms as Landlord shall determine. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any case, Landlord may make repairs, alterations, and additions in or to the Premises and redecorate the Premises to the extent deemed by Landlord necessary or desirable. Tenant shall, upon demand, pay the cost, together with Landlord’s expenses, of the reletting. If the consideration collected by Landlord upon any reletting of the Premises for Tenant’s account is not sufficient to pay monthly the full amount of the base rent and additional rent reserved in this lease, together with, over the term of such new lease, the costs of alterations and Landlord’s other costs and expenses of regaining possession and reletting the Premises, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand.
     6. The prevailing party in any lawsuit brought to enforce the terms of this Lease shall be entitled to recover from the losing party all reasonable collection costs, expenses including costs of suit and for reasonable attorneys’ fees incurred in enforcing the covenants and agreements of this Lease Agreement
     7. All property removed from the Premises by Landlord pursuant to the authority of the lease or of law, to which Tenant is or may be entitled, may be removed and stored by Landlord at Tenant’s risk and expense. Landlord shall in no event be responsible for the safekeeping of that property. Tenant shall pay to Landlord, all expenses (including labor), incurred in the removal and all storage of the property as long as the same shall be in Landlord’s possession or under the Landlord’s control. Any property of Tenant not removed from the Premises or retaken from storage by Tenant within ten 10 days after the end of the term shall be conclusively presumed to have been abandoned by Tenant
     8. If Tenant violates any of the terms and provisions of this lease or defaults in any of its obligations, other than the payment of rent or other sums payable, such violation may be restrained or such obligation may be enforced by injunction or other equitable action.
     9. No waiver by Landlord of any default of Tenant shall be implied to affect, and no express waiver shall affect, any default other than the default specified in such waiver and that only for the time and to the extent stated.
     10. No receipt of money by Landlord from Tenant after the termination of this lease, the service of any notice, the commencement of any suit, or final judgment for possession shall reinstate, continue, or extend the term of this lease or affect any notice, demand, suit, or judgment.
     20. Holding Over
     If Tenant retains possession of any part of the Premises after the termination of this lease by lapse of time or otherwise, Tenant shall pay Landlord, in order to compensate Landlord for Tenant’s wrongful withholding of possession for the time Tenant remains in possession, for and during such time as Tenant remains in possession, an amount calculated at 200% of the base rent in effect immediately prior to such termination, plus any additional rent determined to be due pursuant hereto plus all damages, whether direct or consequential, sustained by Landlord by reason of Tenant’s wrongful retention of possession unless Landlord makes the election provided for in the following sentence. The provisions of this paragraph shall not constitute a waiver of Landlord’s rights of reentry or of any other right or remedy provided in this lease or at law.
     21. Landlord’s Title
     Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act that can, shall, or may encumber Landlord’s title.
     22. Tenant’s Quiet Enjoyment
     As long as Tenant shall observe and perform its covenants and agreements under this lease, Tenant shall, at all times during the lease term, peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance by, from, or through Landlord, subject to the provisions of this lease relating to the subordination of this lease.
     23. Assignment and Subletting
     Tenant shall have the right to sublease or assign the Premises only with Landlord’s prior written consent which shall not be unreasonably withheld.
     Notwithstanding this, Tenant shall not (1) mortgage this Lease or any interest under this lease; (2) suffer to occur or permit to exist any lien on Tenant’s or Landlords’ interest, voluntarily, involuntarily, or by operation of law.
     24. Waiver of Claims and Subrogation
     1. To the extent permitted by law, Tenant waives and releases Landlord and Landlord’s contractors, agents, and employees from all claims for damage to person or property sustained by Tenant or any occupant of the Building or Premises relating to (a) the Building or Premises or any part of either or any equipment or appurtenance becoming out of repair; or (b) any accident in or about the Building; or (c) directly or indirectly, any act or neglect of any tenant or occupant of the Building or of any person, including Landlord and Landlord’s agents, servants, guests, and invitees, except those claims for damages resulting from the gross negligence or willful misconduct of the Landlord, Landlord’s contractors, agents, and employees.
     This section shall apply especially, but not exclusively, to damage caused by the flooding of basements or other subsurface areas, sprinkling devices, air-conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether the damage results from the negligence of the Landlord or its contractors, agents, or employees, or of other tenants of the Building or of any other person.

     2. If any damage to the Premises or to any equipment or appurtenance thereto or to Landlord or to other tenants in the Building, results from any act, omission, or neglect of Tenant or of Tenant’s agents, Landlord may, repair that damage and Tenant shall, upon demand by Landlord, reimburse Landlord immediately for the total cost of those repairs in excess of the amount, if any, paid to Landlord under insurance, if any, covering these damages.
     3. All property situated in the Building or the Premises and belonging to Tenant, its agents, contractors, employees, or invitees or any occupant of the Premises shall be situated there at the risk of Tenant or such other person only, and Landlord shall not be liable for damage, theft, misappropriation, or loss of that property.
     4. To the extent that Tenant carries hazard insurance on any of its property in the Premises, each policy of insurance shall contain a provision waiving subrogation against Landlord.
     5. Tenant shall indemnify, defend, and hold harmless Landlord, Landlord’s agents, their members, employees, and contractors against any claims, liability, and costs (including, but not limited to, reasonable attorneys’ fees and costs) by any third party for injury to any person or damage to or loss or theft of any property occurring in or on the project or arising from the use of the Premises or parking lot or from any other act or omission of Tenant or any of the Tenant’s employees, agents, customers, invitees, or contractors whether known or unknown that Tenant may have or hereafter acquire.
     26. Estoppel Certificate
     Tenant agrees that, from time to time upon not less than ten (10) days prior notice by Landlord, Tenant will deliver to Landlord or to such other person or persons as Landlord shall designate in such notice, a statement in writing certifying (1) that this lease is unmodified and in full force and effect and contains the full agreement between the parties (or, if there have been modifications or additional agreements, that the lease is in full force and effect as modified and identifying the modifications thereof or additional agreements); (2) the dates to which the base rent, additional rent, and other charges due under this lease have been paid; and (3) that, insofar as Tenant knows, Landlord is not in default under any provision of this lease and has performed all of the obligations to be performed by Landlord to date (or, if Tenant has knowledge of any default by Landlord or of any unperformed obligations by Landlord, a statement of the nature thereof).
     27. Notices, Demands, and Submissions
     All notices or other communications required under this lease shall, unless otherwise expressly provided, be in writing and shall be deemed properly served, given, and received if mailed, certified mail, return receipt requested, to the parties at their respective business addresses effective upon mailing, or as either party may otherwise direct in writing to the other party from time to time:

LANDLORD	TENANT

L.F.A.J.J. Partners, LLC
234 West Lake Street
Bloomingdale, Illinois 60108

ATTN: Mr. Franco Coladipietro	ATTN:

With a copy to:	With a copy to:

Scott D. Verhey, Esq.
Law Offices of Scott D. Verhey
734 North Wells Street
Chicago, Illinois 60610
     28. Parking by Tenant
     Tenant shall have access to parking in lots controlled by the Landlord and Tenant agrees to follow all rules and regulations and shall obtain appropriate automobile liability insurance as set forth in this Lease Agreement. The Tenant shall have 10 reserved spaces in the parking lot, and the Building shall have 2 designated handicapped parking spaces, as shown on the Site Plan as attached Exhibit “B”.
     29. Covenants and Conditions
     All of the covenants of Tenant under this lease shall be deemed and construed to be “Conditions” if the Landlord so elects as well as “Covenants” as though the words specifically expressing or importing covenants and conditions were used in each separate instance.
     30. Lease Modifications; Attachments; Insertions and Riders
     All negotiations, considerations, representations, and understandings between Landlord and Tenant are incorporated in this lease and may be modified or altered only by an agreement in writing between Landlord and Tenant. Provisions typed on the back of this lease and signed by Landlord and Tenant and all riders attached to this lease and signed by Landlord and Tenant are now a part of this lease as though inserted at length in this lease.
     31. Successors and Assigns
     Subject to the limitations of the following sentence, each provision of this lease shall bind, extend to, and inure to the benefit of Landlord and Tenant and their respective heirs, administrators, devisees, legal representatives, successors, and assigns. The above notwithstanding, this lease shall not inure to the benefit of any assignee, heir, administrator, devisee, legal representative, transferee, or successor of Tenant except upon the prior written consent or election of Landlord.

     32. General Provisions
     1. Nothing contained in this lease shall be deemed or construed by the parties to this lease, or by any third party, to create the relationship of principal and agent, partnership, joint venture, or any association between Landlord and Tenant.
     2. The various rights and remedies contained in this lease are reserved to each of the parties and shall not be considered as exclusive of any other right or remedy of such party, but shall be construed as cumulative and shall be in addition to every other remedy now or in the future existing at law, in equity, or by statute. No delay or omission of the right to exercise any power by either party shall impair that right or power, nor shall any delay or omission be construed as a waiver of any default or as acquiescence therein. One or more waivers of any covenant, agreement, term, or condition of this lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same covenant, agreement, term, or condition. The consent or approval by either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive, or render unnecessary, consent to or approval of any subsequent act. All of these rights and remedies may be exercised concurrently and whenever and as often as deemed desirable.
     3. The invalidity or unenforceability of any provision of this lease shall not affect or impair any other provision.
     4. The laws of the State of Illinois shall govern the validity, performance, and enforcement of this lease.
     5. The headings contained in this lease are for convenience only and shall not be used to define, explain, modify, or aid in the interpretation or construction of the contents.
     33. Compliance with Laws
     Tenant shall comply with all applicable governmental laws, ordinances, codes, rules, and regulations and applicable orders and directions of public officers thereunder, with all applicable Board of Fire Insurance Underwriters regulations and other requirements, and with all notices from any ground Landlord respecting all matters of occupancy, condition, or maintenance of the Premises, whether any of the foregoing shall be directed to Tenant or Landlord. Tenant shall not make or permit any use of the Premises or the Building, or do or permit to be done anything in or on the Premises or the Building, or bring or keep anything in the Premises or the Building, that directly or indirectly is forbidden by any of the foregoing or that may be dangerous to persons or property, or that may invalidate or increase the rate of insurance on the Building or its appurtenances, contents, or operations or that may cause a default by Landlord under any mortgage or ground lease. Tenant shall procure and maintain all licenses and permits legally necessary for the operation of Tenant’s business and allow Landlord to inspect them upon reasonable prior request.

     34. Force Majeure
     Any prevention, delay or stoppage of work or services to be performed by Landlord, Landlord’s agents, or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section shall excuse or delay Tenant’s obligation to pay Rent or other charges under this Lease.
     35. Special Environmental Provisions
     Tenant shall not, without the prior written consent of Landlord, cause or permit any Hazardous Substances to be brought or remain on, kept, used, discharged, leaked, or emitted in or about, or treated at the Premises or the Building. As used in this lease, “Hazardous Substances” means any hazardous, etiological, toxic, or radioactive substance, material, matter, or waste that is or becomes during the lease term regulated by any applicable federal, state, or local law, ordinance, order, rule, regulation, code, or any governmental restriction or requirement.
     In addition to, and in no way limiting, Tenant’s duties and obligations as set forth in this lease, should Tenant breach any of its duties and obligations as set forth in this section, or if the presence of any Hazardous Substances on the Premises or the Building results in contamination of the Premises or the Building, any property other than the Building, the atmosphere, or any water or waterway (including groundwater), or if contamination of the Premises or the Building by any Hazardous Substances otherwise occurs for which Tenant is otherwise legally liable to Landlord for damages resulting therefrom, Tenant shall indemnify, hold harmless, and, at Landlord’s option, defend Landlord and its contractors, agents, employees, partners, officers, directors, and mortgagees, if any, from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action, and losses of any and every kind and nature, including, without limitation, diminution in value of the Premises and the Building, damages for the loss or restriction on use of the rentable or usable space or of any amenity of the Premises or the Building, damages arising from any adverse impact on marketing space in the Building, and sums paid in settlement of claims and for attorneys’ fees, consultants’ fees, and experts’ fees that may arise during or after the lease term or any extension of that term as a result of that contamination. This includes, without limitation, costs and expenses incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of the presence of Hazardous Substances on or about the Premises or the Building, or because of the presence of Hazardous Substances anywhere else that came or otherwise emanated from Tenant or the Premises. Without limiting the foregoing, if the presence of any Hazardous Substances on or about the Premises or the Building caused or permitted by Tenant results in any contamination of the Premises or the Building, Tenant shall, at its sole expense, promptly take all actions and expense as are necessary to return the Premises and the Building to the condition existing prior to the introduction of any Hazardous Substances to the Premises or the Building; provided, however, that Landlord’s written approval of these actions shall first be obtained.
     36. Real Estate Brokers
     Tenant warrants and represents that it has dealt with no real estate broker or agents in connection with this lease or its negotiations. Tenant warrants and represents that no broker or agent negotiated this lease or is entitled to any commission, fee or compensation in connection with this lease or its negotiation. Tenant agrees to indemnify, defend and hold Landlord free and harmless from and against all costs, expense, claim, or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fee claimed by any real estate broker or agent claiming to have caused this transaction, including any future expansion of space, extension of lease or any other lease agreement between the Landlord and the Tenant or any related entity of the Tenant.
     37. Exclusivity
     Landlord agrees that, during the term of this Lease, and any renewal term of the Lease, it will not lease space in the Building to any tenant operating a bank, mortgage company, financial services company or any other entity whose business competes with the business of the Tenant.
     IN WITNESS WHEREOF, the parties hereto have caused their corporate names and seals to be affixed hereon by their respective authorized officers the day and year first above written

L.F.A.J.J. Partners, LLC		Royal American Bank

/s/ Franco A. Coladipietro		/s/ Robert C. Fliss

By:	Franco A. Coladipietro	By:	Robert C. Fliss
Its:	Managing Member	Its:	Senior Vice President